UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PROS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

PROS Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3200 Kirby Drive, Suite 600 Houston TX	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on September 22, 2025, PROS Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portofino Parent, LLC, a Delaware limited liability company (“Parent”), and Portofino Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned direct subsidiary of Parent. On November 3, 2025, the Company filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of the Company’s stockholders (the “Special Meeting”) scheduled to be held on December 4, 2025, at 2:00 p.m. Central Time via the Internet.

Litigation Related to the Merger

In connection with the Merger Agreement and the transactions contemplated thereby, two putative stockholders of the Company have filed the following lawsuits against the Company and the members of the Company’s Board of Directors in the Supreme Court of New York, New York County: (i) Weiss v. PROS Holdings, Inc., et al., Index No. 659707/2025, filed on November 11, 2025, and (ii) Moore v. PROS Holdings, Inc., et al., Index No. 659694/2025, filed on November 12, 2025. The complaints are substantively similar and variously allege, among other things, that the Definitive Proxy Statement failed to disclose material information. The complaints seek to enjoin the Company from proceeding with or consummating the proposed Merger and seek to recover damages in the event the proposed Merger is consummated. In addition, between October 28, 2025 and November 25, 2025, fourteen separate demand letters and one associated draft complaint were also sent to the Company by counsel for purported stockholders of the Company, alleging deficiencies in the Company’s disclosures.

The Company believes that the allegations in the complaints and letters described above are without merit. The Company also believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law, and do not need to be supplemented. Nevertheless, solely to avoid the nuisance, risks, costs, and uncertainties inherent in disputes concerning these types of allegations, including the possibility that any such claim could delay or adversely affect the Merger, and allow the Company’s stockholders to vote on the Merger at the Special Meeting, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal merit of the various litigation matters described above or the allegations made therein, or of the necessity, or materiality under applicable laws, of any of the disclosures set forth herein.

Supplemental Disclosures

The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. The inclusion in the supplemental disclosures of certain information should not be regarded as an indication that any of the Company or its affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with ~~strikethrough text~~.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding to the end of the last paragraph on page 37-38 of the Proxy Statement the following sentence:

Thoma Bravo’s bid package did not include a proposal regarding the participation or employment of the Company’s management in the Surviving Corporation, nor was it conditioned on any such participation or employment, nor were there any negotiations related to any such participation or employment prior to the signing of the Merger Agreement.

The disclosure under the heading “The Merger—Opinion of the Company’s Financial Advisor—Discounted Cash Flow Analysis” is hereby supplemented by adding the following bolded and underlined text and deleting the following strikethrough text under the first bullet at page 47 of the Proxy Statement as follows:

(c)

the cash and cash equivalents of the Company as of June 30, 2025 of approximately $187 million, as provided by management of the Company, which amount included approximately $8 million of equity securities in privately held companies and a venture fund~~disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025~~;

(d)

the implied net present value of estimated federal tax savings due to the Company’s net operating losses for the fiscal years 2034 and beyond of approximately $1 million to $2 million, as provided by management of the Company, discounted to present value using the same range of discount rates used in item (a) above;

The disclosure under the heading “The Merger—Opinion of the Company’s Financial Advisor—Discounted Cash Flow Analysis” is hereby supplemented by amending by adding the following bolded and underlined text under the second bullet at page 47 of the Proxy Statement as follows:

•

subtracting debt of the Company as of June 30, 2025 of $315 million, consisting of the face value of the Company’s outstanding convertible senior notes due 2027 and 2030, as provided by management of the Company; and

The disclosure under the heading “The Merger—Opinion of the Company’s Financial Advisor—Selected Publicly Traded Companies Analysis” is hereby supplemented by amending and restating the table on page 48 of the Proxy Statement as follows:

Selected Subscription Companies	CY2026E Revenue Multiple	CY2026E LFCF Multiple	Fully Diluted Capitalization Enterprise Value (amount in millions)
BlackLine, Inc.	4.7x	17.7x	$3,604
Amplitude, Inc.	4.3x	—	$1,623
EverCommerce Inc.	4.2x	18.0x	$2,615
Blackbaud, Inc.	3.8x	13.1x	$4,504
Freshworks Inc.	3.4x	16.7x	$3,173
BILL Holdings, Inc.	3.1x	16.3x	$5,335
UiPath, Inc.	3.0x	15.9x	$5,198
PagerDuty, Inc.	2.9x	12.9x	$1,544
Five9, Inc.	1.9x	13.8x	$2,369
Sprinklr, Inc.	1.9x	15.8x	$1,632
RingCentral, Inc.	1.7x	5.4x	$4,364
Commerce.com, Inc.	1.3x	12.8x	$460

Selected Mature Software Companies	CY2026E Revenue Multiple	CY2026E LFCF Multiple	Fully Diluted Capitalization Enterprise Value (amount in millions)
Workday, Inc.	5.6x	20.4x	$60,652
Docusign, Inc.	5.4x	17.8x	$18,359
Salesforce, Inc.	5.1x	15.9x	$230,485
Box, Inc.	4.5x	14.9x	$5,719
Dropbox, Inc.	4.4x	11.7x	$10,894

Selected Mature Software Companies	CY2026E Revenue Multiple	CY2026E LFCF Multiple	Fully Diluted Capitalization Enterprise Value (amount in millions)
ZoomInfo Technologies Inc.	4.2x	9.3x	$5,129
Zoom Communications, Inc.	3.7x	15.0x	$18,642
TeamViewer SE	2.8x	5.3x	$2,729

Selected Travel Software Companies	CY2026E Revenue Multiple	CY2026E LFCF Multiple	Fully Diluted Capitalization Enterprise Value (amount in millions)
Amadeus IT Group, S.A.	4.6x	21.6x	$38,215
Sabre Corporation	1.6x	22.1x	$4,593

The disclosure under the heading “The Merger—Opinion of the Company’s Financial Advisor—Selected Transactions Analysis” is hereby supplemented by amending and restating the tables on pages 49-51 of the Proxy Statement as follows:

Announcement Date	Target	Acquiror	NTM Revenue Multiple	NTM EBITDA Multiple	NTM LFCF Multiple	Fully Diluted Capitalization Enterprise Value (amount in millions)
08/25/25	Verint Systems Inc.	Thoma Bravo, L.P.	2.0x	7.2x	9.0x	$1,981
08/21/25	Dayforce, Inc.	Thoma Bravo, L.P.	6.0x	18.4x	39.0x	$12,282
08/11/25	MeridianLink, Inc.	Centerbridge Partners, L.P.	6.0x	15.0x	24.4x	$2,021
06/20/25	Couchbase, Inc.	Haveli Investment Management LLC	5.8x	—	—	$1,386
05/27/25	Informatica Inc.	Salesforce, Inc.	5.1x	15.1x	18.1x	$8,730
05/25/25	E2open Parent Holdings Inc.	WiseTech Global Ltd.	3.5x	10.3x	14.1x	$2,117
02/07/25	SolarWinds Corp	Turn/River Management, L.P.	5.5x	11.7x	15.7x	$4,459
01/07/25	Paycor HM, Inc.	Paychex, Inc.	5.5x	16.1x	—	$4,120
10/17/24	Zuora, Inc.	Silver Lake Technology Management, L.L.C.	3.2x	14.0x	18.4x	$1,541
07/25/24	lnstructure Holdings, Inc.	Kohlberg Kravis Roberts & Co. L.P.	6.9x	16.9x	20.1x	$4,721
06/07/24	PowerSchool Holdings, Inc.	Bain Capital, L.P.	7.2x	21.0x	28.2x	$5,838
06/05/24	WalkMe Ltd.	SAP SE	4.0x	—	—	$1,146
04/24/24	HashiCorp, Inc.	International Business Machines Corporation	9.9x	—	—	$6,379
04/08/24	Model N, Inc.	Vista Equity Partners Management, LLC	4.8x	24.5x	25.8x	$1,274
03/01/24	Everbridge, Inc.	Thoma Bravo, L.P.	3.9x	17.5x	22.9x	$1,786
12/18/23	Alteryx, Inc.	Clearlake Capital Group, L.P.	4.2x	27.2x	—	$4,352
09/21/23	Splunk Inc.	Cisco Systems, Inc.	7.1x	30.9x	29.3x	$29,552

Announcement Date	Target	Acquiror	NTM Revenue Multiple	NTM EBITDA Multiple	NTM LFCF Multiple	Fully Diluted Capitalization Enterprise Value (amount in millions)
09/06/23	NextGen Healthcare, Inc.	Thoma Bravo, L.P.	2.4x	19.2x	28.8x	$1,750
08/09/23	Avid Technology, Inc.	STG Partners, LLC	3.0x	13.8x	22.3x	$1,408
07/31/23	New Relic, Inc.	Francisco Partners Management, L.P. and TPG Capital Management, L.P.	5.8x	30.4x	48.1x	$6,119
05/04/23	Software AG	Silver Lake Technology Management, L.L.C.	2.6x	14.4x	37.5x	$2,945
03/13/23	Qualtrics International Inc.	Silver Lake & CPPIB and CPP Investment Board (USRE V) Inc.	7.1x	—	—	$11,741
03/13/23	Momentive Global Inc.	STG Partners, LLC	3.0x	16.0x	17.0x	$1,474
01/09/23	Duck Creek Technologies, Inc.	Vista Equity Partners Management, LLC	7.0x	—	—	$2,400
08/03/22	Ping Identity Holding Corp.	Thoma Bravo, L.P.	8.0x	—	—	$2,804
05/26/22	VMware, Inc.	Broadcom Inc.	5.1x	15.1x	16.6x	$70,200
05/04/22	Black Knight, Inc.	Intercontinental Exchange, Inc.	9.7x	19.7x	28.2x	$15,873
04/07/22	CDK Global, Inc.	Brookfield Asset Management Inc	4.5x	12.0x	21.7x	$8,294
01/31/22	Citrix Systems, Inc.	Vista Equity Partners and Evergreen Coast Capital Corporation	5.1x	16.0x	17.9x	$16,519
12/20/21	Cerner Corporation	Oracle Corporation	4.8x	14.1x	23.9x	$28,938
12/07/21	Mimecast Ltd.	Permira Holdings Limited	8.8x	32.1x	40.6x	$5,538
08/19/21	Inovalon Holdings, Inc.	Nordic Capital	8.8x	25.0x	41.5x	$7,209
08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	5.9x	18.8x	18.4x	$5,238
06/28/21	QAD Inc.	Thoma Bravo, L.P.	5.3x	—	—	$1,824
06/01/21	Cloudera, Inc.	Clayton, Dubilier & Rice, LLC and Kohlberg Kravis Roberts & Co. L.P.	5.2x	30.4x	41.9x	$4,884
04/26/21	Proofpoint, Inc.	Thoma Bravo, L.P.	9.4x	—	—	$11,313
03/10/21	Talend S.A.	Thoma Bravo, L.P.	7.4x	—	—	$2,449
12/21/20	RealPage, Inc.	Thoma Bravo, L.P.	8.2x	28.9x	37.8x	$10,186
10/14/19	Sophos Ltd.	Thoma Bravo, L.P.	5.0x	30.8x	37.2x	$3,948
08/22/19	Pivotal Software, Inc.	VMware, Inc.	3.4x	—	—	$2,667
08/22/19	Carbon Black, Inc.	VMware, Inc.	8.0x	—	—	$2,106
02/12/19	Ellie Mae Inc.	Thoma Bravo, L.P.	6.8x	31.0x	—	$3,347
12/23/18	MYOB Group Limited	Kohlberg Kravis Roberts & Co. L.P.	4.9x	12.1x	27.5x	$1,708
11/11/18	Athenahealth, Inc.	Veritas Capital Fund Management, L.L.C.	3.9x	13.8x	34.0x	$5,649
10/10/18	Imperva, Inc.	Thoma Bravo, L.P.	5.1x	45.1x	32.2x	$1,863
07/11/18	CA, Inc.	Broadcom Inc.	4.3x	11.2x	17.3x	$18,384

Announcement Date	Target	Acquiror	NTM Revenue Multiple	NTM EBITDA Multiple	NTM LFCF Multiple	Fully Diluted Capitalization Enterprise Value (amount in millions)
03/06/18	CommerceHub, Inc.	GTCR LLC and Sycamore Partners Management, L.P.	8.6x	20.5x	26.8x	$1,049
11/27/17	Barracuda Networks, Inc.	Thoma Bravo, L.P.	3.6x	18.8x	21.5x	$1,398
11/20/16	LifeLock, Inc.	Symantec Corporation	3.3x	24.0x	20.0x	$2,363
09/19/16	Infoblox Inc.	Vista Equity Partners Management, LLC	3.6x	20.0x	20.7x	$1,349
08/31/16	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc.	3.2x	39.0x	—	$1,421
07/07/16	AVG Technologies N.V.	Avast Holding B.V.	3.2x	9.0x	13.2x	$1,452
11/02/15	Constant Contact, Inc.	Endurance International Group Holdings, Inc.	2.3x	11.3x	24.2x	$924
09/13/15	Solera Holdings, Inc.	Vista Equity Partners Management, LLC	5.2x	13.4x	20.4x	$6,543
04/07/15	Informatica Inc.	Permira Funds and Canada Pension Plan Investment Board	4.3x	18.1x	22.1x	$4,874
02/02/15	Advent Software, Inc.	SS&C Technologies Holdings, Inc.	6.4x	18.0x	24.1x	$2,683

The disclosure under the heading “The Merger—Opinion of the Company’s Financial Advisor—Selected Transactions Analysis” is hereby supplemented by adding the following bolded and underlined text to the first sentence at the first full paragraph on page 51 of the Proxy Statement as follows:

Based on an analysis of the NTM Revenue Multiples for the selected transactions and the application of its professional judgement, Qatalyst Partners selected a representative multiple range of 2.0x to 5.5x, then applied this range to the Company’s estimated next-twelve months’ revenue (calculated as the 12-month period ending June 30, 2026) of approximately $379 million based on the Analyst Estimates.

The disclosure under the heading “The Merger—Management Projections” is hereby supplemented by amending and restating the table on page 55 of the Proxy Statement as follows:

The following table is a summary of the Unaudited Prospective Financial Information:

	Unaudited Prospective Financial Information
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
				(amount in millions)
Revenue	$362	$402	$460	$525	$596	$673	$754	$837	$921	$1,003
Adjusted EBITDA(1)	$44	$68	$102	$116	$131	$148	$165	$183	$201	$219
Non-GAAP Operating Income(2)	$40	$63	$98	$111	$127	$143	$161	$179	$198	$216
Cash Taxes	$0	$0	$(0)	$(2)	$(3)	$(4)	$(4)	$(6)	$(6)	$(36)
Depreciation	$4	$5	$5	$5	$5	$5	$4	$4	$3	$3
Capital Expenditures & Capitalized Software(3)	$(1)	$(1)	$(1)	$(1)	$(2)	$(2)	$(2)	$(2)	$(2)	$(3)
Change in Net Working Capital	$1	$16	$18	$18	$19	$19	$19	$18	$17	$15
Levered Free Cash Flow~~(3)~~(4)	$44	$85	$123	$142	$162	$183	$205	$230	$255	$256
Unlevered Free Cash Flow~~(4)~~(5)	$44	$82	$118	$131	$145	$162	$178	$194	$209	$195

(1)

Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, and is calculated to exclude the effect of stock-based compensation cost, severance and capitalized internal-use software development costs.

(2)

Non-GAAP Operating Income is a non-GAAP financial measure calculated as Adjusted EBITDA minus depreciation and amortization, and is calculated to exclude amortization of acquisition-related intangibles.

(3)	Capitalized Expenditures & Capitalized Software includes purchases of property and equipment and capitalized internal-use software development costs.
~~(3)~~(4)

Levered Free Cash Flow is a non-GAAP financial measure defined as net cash provided by (used in) operating activities, less ~~capital expenditures and capitalized internal-use software development costs~~ Capital Expenditures & Capitalized Software.

~~(4)~~(5)

Unlevered Free Cash Flow is a non-GAAP financial measure defined as Non-GAAP Operating Income, less ~~cash taxes~~ Cash Taxes, plus depreciation and amortization, less ~~capital expenditures and capitalized internal-use software development costs~~ Capital Expenditures & Capitalized Software, plus ~~change in net working capital~~ Change in Net Working Capital. The Unlevered Free Cash Flow for fiscal year 2034 was based on a long-term effective tax rate of 21%.

Forward-looking statements

This Current Report on Form 8-K contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the proposed Merger and other information relating to the proposed Merger. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the proposed Merger and other information relating to the proposed Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Those following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Common Stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by the stockholders of the Company, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally, (vi) risks that the proposed Merger disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Merger, (ix) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Merger, (x) unexpected costs, charges or expenses resulting from the proposed Merger; (xi) the impact of adverse general and industry-specific economic and market conditions, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) risks that the benefits of the Merger are not realized when and as expected, (xiv) uncertainty as to timing of completion of the proposed Merger, and (xv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Acquisition and Where to Find It

This communication does not constitute a solicitation of any proxy, vote or approval. In connection with the Merger, the Company filed the Definitive Proxy Statement with the SEC. The Company commenced mailing of the Definitive Proxy Statement to its stockholders entitled to vote at the special meeting relating to the Merger on or about November 3, 2025. The Company may also file other relevant documents with the SEC regarding the proposed Merger. This communication is not a substitute for the Definitive Proxy Statement or any other document that the Company may file with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The Definitive Proxy Statement and other relevant materials in connection with the Merger and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website www.sec.gov or from the Company at its website at https://ir.pros.com/.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 12, 2025, (ii) the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 28, 2025, as supplemented on April 7, 2025, under the headings “Directors”, “Director Compensation”, “Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Security Ownership”, and “Related Party Transactions”, (iii) to the extent holdings of Company securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC, (iv) the Company’s Current Report on Form 8-K, which was filed on May 1, 2025, and (v) and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the Definitive Proxy Statement filed with the SEC on November 3, 2025. Investors should read the Definitive Proxy Statement carefully before making any voting or investment decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROS HOLDINGS, INC.

Date: November 26, 2025	By:	/s/ Damian W. Olthoff
	Name:	Damian W. Olthoff
	Title:	General Counsel and Secretary